Exhibit 99.3

SEND OVERNIGHT PACKAGES TO:
Keefe, Bruyette & Woods, Inc.
HomeTrust Bancshares, Inc. LOGO	HomeTrust Bancshares, Inc. Processing Center
10 S Wacker Drive, Suite 3400
Chicago, IL 60606 ( ) -

Stock Order and Certification Form

Deadline: The Subscription Offering ends at 12:00 noon, Eastern Time, on             . Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to any of our full service banking locations. Faxes or copies of this form may not be accepted. HomeTrust Bancshares, Inc. reserves the right to accept or reject improper order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares		(2) Total Amount Due	THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 150,000 shares ($1,500,000), and no person together with an associate or group of persons acting in concert may purchase more than 250,000 shares ($2,500,000).
Price Per Share x $10.00 =
$

(3a) Method of Payment - Check or Money Order
Enclosed is a personal check, bank check or money order made payable to HomeTrust Bancshares, Inc. in the amount of:	$
Checks will be cashed upon receipt

(3b)   Method of Payment – Certificate or Savings Account Withdrawal ONLY

The undersigned authorizes withdrawal from the HomeTrust Bank or one of its partner banks deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. HomeTrust Bank or one of its partner banks IRA accounts or accounts with check-writing privileges may NOT be listed for direct withdrawal below.

Account Number(s)	Withdrawal Amount(s)
$
$
$
Total Withdrawal Amount	$

Partner banks of HomeTrust Bank include Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank

(4) Purchaser Information
Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:

a.	☐	Eligible Account Holder - Check here if you were a depositor with aggregate account balances of at least $50 on deposit with HomeTrust Bank or one of its partner banks as of the close of business on November 30, 2010. Enter information in Section 9 for all deposit accounts that you had at HomeTrust Bank or one of its partner banks on this date.

b.	☐	Supplemental Eligible Account Holder - Check here if you were a depositor with aggregate account balances of at least $50 on deposit with HomeTrust Bank or one of its partner banks as of the close of business on but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at HomeTrust Bank or one of its partner banks as of this date.

c.	☐	Other Member - Check here if you were a depositor of HomeTrust Bank or one of its partner banks as of , who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder categories or were a borrower of HomeTrust Bank or one of its partner banks as of June 11, 1996 whose borrowing remain outstanding as of , Enter information in Section 9 for all accounts that you had at HomeTrust Bank or one of its partner banks as of this date.

d.	☐	Local Community – Check here if you are not an Eligible or Supplemental Eligible Account Holder, or an Other Member, and you reside in the Buncombe, Cleveland, Davidson, Gaston, Haywood, Henderson, Polk, Rockingham or Rutherford counties of North Carolina.

e.	☐	General Public – Check here if none of the above categories apply to you.

(5) Check if you (or a household family member) are a: ☐ Director or Officer of HomeTrust Bank or HomeTrust Bancshares, Inc. ☐ Employee of HomeTrust Bank or HomeTrust Bancshares, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration: Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below. See Stock Order Form Instructions for further guidance.

☐ Individual	☐ Tenants in Common	☐ Uniform Transfers to Minors Act	☐ Partnership

☐ Joint Tenants	☐ Individual Retirement Account	☐ Corporation	☐ Trust - Under Agreement Dated

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you have or had with HomeTrust Bank or one of its partner banks in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all or your subscription rights.

NAMES ON ACCOUNTS	ACCOUNT NUMBERS

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by HomeTrust Bancshares, Inc. no later than 12:00 noon, Eastern Time, on             , otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature	Date	Signature	Date

Internal Use Only: Date Rec’d / Check# $ Check# $ Batch# Order # Category

(7) Associates/Acting In Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a person means:

(1) any corporation or organization, (other than HomeTrust Bank, HomeTrust Bancshares or a majority-owned subsidiary of either of them), of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any equity security; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity excluding (i) an employee stock benefit plan of HomeTrust Bank in which the person has a substantial beneficial interest, or serves as a trustee or fiduciary and (ii) for purposes of aggregating total shares that may be held by officers and directors of HomeTrust Bancshares or HomeTrust Bank any tax-qualified employee stock benefit plan of HomeTrust Bank or HomeTrust Bancshares; and (3) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of HomeTrust Bancshares or HomeTrust Bank.

Acting in Concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by HomeTrust Bancshares, Inc., this Stock Order and Certification Form may not be modified or cancelled without HomeTrust Bancshares, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $1,500,000 for any individual person, or the $2,500,000 overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Plan of Conversion and the Prospectus dated             , 2012.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT, ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY HOMETRUST BANCSHARES, INC., HOMETRUST BANK, OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information Center at (            )             -            .

I further certify that, before purchasing the common stock of HomeTrust Bancshares, Inc., I received the Prospectus dated             , and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page     , which risks include but are not limited to the following:

1.	RISK FACTORS TO BE INCLUDED FROM THE PROSPECTUS WHEN FINALIZED

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

logo	REVOCABLE PROXY CARD

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HOMETRUST BANK.

The undersigned, being a customer of HomeTrust Bank, hereby authorizes the Board of Directors of HomeTrust Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of HomeTrust Bank to be held at HomeTrust Bank’s main office located at 8583 Carolina Boulevard, Clyde, North Carolina             , 2012 at              .m. Eastern Time, and at any

adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

The approval of a plan of conversion pursuant to which HomeTrust Bank (the “Bank”) will convert from the mutual to the stock form of organization. As part of the conversion, a new Maryland corporation named HomeTrust Bancshares, Inc. will become the stock holding company for HomeTrust Bank and will offer shares of common stock for sale in a public stock offering. As a result of the conversion, members of the Bank (depositors of HomeTrust Bank) will no longer have voting rights unless they become stockholders of the new Maryland corporation; and

such other business as may properly come before the special meeting or any adjournment thereof. Management is not aware of any such other business.

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK PLEASE READ AND COMPLETE THE REVERSE SIDE

▲  Detach the proxy voting card here  ▲

Your Board of Directors recommends

a vote “FOR” the Plan of Conversion.

Your Board of Directors believes that converting to a public ownership structure will best support future growth and

expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION.

HOMETRUST BANK	REVOCABLE PROXY CARD

CONTROL NUMBER

BARCODE

1. Approval of the Plan of Conversion as described on the reverse side of this proxy card. ☑ Please vote by marking one of the boxes as shown. FOR ☐ AGAINST ☐	The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of HomeTrust Bank called for , 2012, and a Proxy Statement for the Special Meeting (and the accompanying prospectus) before the signing of this proxy.
g

	Signature	Date
Joint accounts need only one signature.

NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PREPAID PROXY REPLY ENVELOPE

▲  Detach the proxy voting card here  ▲

Your Board of Directors recommends

a vote “FOR” the Plan of Conversion.

Your Board of Directors believes that converting to a public ownership structure will best support future growth and expanded services.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF

CONVERSION.

Vote by Internet or Telephone 24 hours a day, 7 days a week

Internet	Telephone	Mail

www.proxyvotenow.com/	1- - -

Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter your control number, located in the box above, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your control number, located in the box above, and then follow the directions given.

Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Card reply envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to return your proxy card(s) by mail.

Each Proxy Card has a unique control number.

If you choose to vote by Internet or by Telephone, please enter the control number from each Proxy Card.

HomeTrust Bancshares, Inc.

Stock Order Form Instructions

Stock Information Center: (            )             -

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by an individual or through a single qualifying account is 150,000 shares, and no person by him/herself or with an associate or group of persons acting in concert may purchase more than 250,000 shares. For additional information, see “The Conversion and Offering – Additional Limitations on Common Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made by check, bank draft or money order payable to HomeTrust Bancshares, Inc. DO NOT MAIL CASH. Funds received during the offering will be held in a segregated account at HomeTrust Bank and will earn interest at a rate of 0.20% per annum until completion of the offering.

Item 3b – To pay by withdrawal from a savings account or certificate of deposit at HomeTrust Bank or one of its partner banks (Tryon Federal Bank, Shelby Savings Bank, Home Saving Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank) insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. HomeTrust Bank and its partner banks will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you were not a customer of HomeTrust Bank or one of its partner banks (Tryon Federal Bank, Shelby Savings Bank, Home Saving Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank) on any of the key dates.

Item 5 – Please check one of these boxes if you are a director, officer or employee of HomeTrust Bank or HomeTrust Bancshares, Inc., or a member of such person’s household.

Item 6 – Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 – Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated             , 2012, please see the section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of HomeTrust Bancshares, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (            )             -            . Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 – You should list any qualifying accounts that you have or had with HomeTrust Bank or one of its partner banks in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 – Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated             , 2012, carefully before making an investment decision.

If you have any questions regarding the offering, please call our information hotline at (            )             -             to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern Time. You may also meet in person with a representative by visiting our stock information center located at our downtown Asheville office at 10 Woodfin Street, Asheville, North Carolina. The stock information center will be open Monday, 12:00 noon to 5:00 p.m., Tuesday through Thursday, 9:00 a.m. to 5:00 p.m., and Friday, 9:00 a.m. to 12:00 noon. The stock information center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Ownership Guide)

HomeTrust Bancshares, Inc.

Stock Ownership Guide

Stock Information Center: (            )             -

Stock Ownership Guide

Individual – The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common – Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at HomeTrust Bank or one of its partner banks (Tryon Federal Bank, Shelby Savings Bank, Home Saving Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank). The stock cannot be held in your HomeTrust Bank or one of its partner banks account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:	On Name Line 1 – list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c # ].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act – For residents of North Carolina and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-NC
(or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

If you have any questions regarding the offering, please call our information hotline at (            )             -             to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern Time. You may also meet in person with a representative by visiting our stock information center located at our downtown Asheville office at 10 Woodfin Street, Asheville, North Carolina. The stock information center will be open Monday, 12:00 noon to 5:00 p.m., Tuesday through Thursday, 9:00 a.m. to 5:00 p.m., and Friday, 9:00 a.m. to 12:00 noon. The stock information center will be closed on weekends and bank holidays

(See Reverse Side for Stock Order Form Instructions)